Exhibit 5.1

March 14, 2025

AirSculpt Technologies, Inc.

1111 Lincoln Road, Suite 802

Miami Beach, FL 33139

Re: Registration Statement on Form S-3 filed on March 14, 2025

Ladies and Gentlemen:

We have acted as counsel to AirSculpt Technologies, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the above-referenced Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), relating to the proposed public offering of up to $100,000,000 of (i) its debt securities (“Debt Securities”) issuable pursuant to the form of indenture filed as an exhibit to the Registration Statement (the “Indenture”); (ii) shares of its preferred stock, par value $0.001 per share (the “Preferred Stock”); (iii) shares of its common stock, par value $0.001 per share (the “Common Stock”); (iv) warrants to purchase debt or equity securities or other rights (the “Warrants”); and (v) units (the “Units” and, together with the Debt Securities, the Preferred Stock, the Common Stock and the Warrants, the “Securities”). The Securities may be sold by the Company from time to time as set forth in the Registration Statement, the prospectus which forms a part of the Registration Statement (the “Prospectus”), and as to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

We have also acted as counsel to the Company in connection with the sale from time to time by the Company, pursuant to the Sales Agreement, dated March 14, 2025, between the Company and Leerink Partners LLC, of shares of Common Stock having an aggregate offering price of up to $50,000,000 that are available for issuance as of March 14, 2025 (the “ATM Shares”). Sales of the ATM Shares will be made pursuant to the Registration Statement and the related prospectus covering the ATM Shares included in the Registration Statement.

In arriving at the opinion expressed below, we have assumed that the issuance, sale, amount and terms of the Securities to be offered from time to time will be duly authorized and determined by proper action of the Board of Directors (the “Board”) of the Company consistent with the procedures and terms described in the Registration Statement (each, a “Board Action”) and in accordance with the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) and applicable Delaware law. In addition, we have examined and relied, to the extent we deemed proper, on certificates of officers of the Company as to factual matters, and on originals or copies certified or otherwise identified to our satisfaction, of all such corporate records of the Company and such other instruments and certificates of public officials and other persons as we have deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof:

1.	When the Debt Securities have been (a) duly established by the Indenture or any supplemental indenture thereto, (b) duly authorized and established by applicable Board Action and duly authenticated by the trustee thereunder (the “Trustee”), and (c) delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement, the Indenture and any applicable supplemental indenture, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Debt Securities will constitute binding obligations of the Company, enforceable in accordance with their terms, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability.

2.	When the Preferred Stock has been duly authorized and established by applicable Board Action, in accordance with the terms of the Charter and applicable law, upon issuance and delivery of the Preferred Stock against payment of valid consideration therefor in accordance with the terms of such Board Action and any applicable underwriting or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the shares represented by such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3.	Upon due authorization by Board Action of an issuance of Common Stock (other than the ATM Shares as to which our opinion is expressed in paragraph 6 below), and upon issuance and delivery of the Common Stock against payment of valid consideration therefor in accordance with the terms of such Board Action and any applicable underwriting or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such shares of Common Stock will be validly issued, fully paid and non-assessable.

4.	When the Warrants have been (i) duly authorized and established by applicable Board Action, and (ii) duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Warrants will constitute binding obligations of the Company, enforceable in accordance with their terms, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability.

5.	With respect to Units, when (i) the Board has taken the appropriate Board Action to approve and establish the terms of the Units and to authorize and approve the issuance thereof, the terms of the offering and related matters; and (ii) the Units have been duly executed and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by or on behalf of the Board, upon payment of the consideration therefor provided therein and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the Units will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability.

6.	With respect to the ATM Shares, all corporate proceedings necessary for the authorization, issuance and delivery of the ATM Shares have been taken and, upon issuance pursuant to the terms of the Sales Agreement and in accordance with the Board Action related to the offering of the ATM Shares, the ATM Shares will be validly issued, fully paid and non-assessable by the Company.

To the extent that the obligations of the Company under the Indenture may be dependent upon such matters, we have assumed for purposes of this opinion (i) that the applicable Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to engage in the activities contemplated by the applicable Indenture, (ii) that the Indenture has been duly authorized, executed and delivered by and constitutes the legal, valid and binding obligation of such Trustee, enforceable in accordance with its respective terms, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability, (iii) that such Trustee is in compliance, generally and with respect to acting as a Trustee under the applicable Indenture, with all applicable laws and regulations and (iv) that such Trustee has the requisite organizational and legal power and authority to perform its obligations under the applicable Indenture.

We express no opinion as to the applicability of, compliance with or effect of the law of any jurisdiction other than United States federal law, the laws of the State of New York and, to the extent relevant to the opinions expressed herein, the Delaware General Corporation Law.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ McDermott Will & Emery LLP

McDermott Will & Emery LLP